UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2011

SPECTRUM PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-35006	93-0979187
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11500 S. Eastern Ave., Ste. 240, Henderson, NV	89052
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 835-6300

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 13, 2011, Spectrum Pharmaceuticals, Inc. (the “Company”), entered into an Amendment (the “Amendment”) to the License, Development, Supply and Distribution Agreement, dated October 28, 2008, by and among the Company, Allergan Sales, LLC, Allergan USA, Inc. and Allergan, Inc. As previously disclosed, the License, Development, Supply and Distribution Agreement provides for a collaboration between the parties in conducting development and related activities, marketing in certain territories, and selling of product(s) containing Apaziquone for certain indications in those territories all on the terms and conditions set forth in such Agreement. Under the Amendment, among other things, the parties agreed to change the indication for future planned studies from BCG Refractory to Multiple Instillation, to extend certain milestone dates and to modify certain payment obligations and expense allocation provisions.

The foregoing description of Amendment does not purport to be complete and is qualified in its entirety by Amendment, which will be filed as an Exhibit to the Company’s Form 10-Q for the quarterly period ended June 30, 2011. The Company intends to submit a FOIA confidential treatment request to the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended, requesting that it be permitted to redact certain portions of the Amendment. The omitted material will be included in the request for confidential treatment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2011

SPECTRUM PHARMACEUTICALS, INC.

By: /s/ Brett L. Scott
Brett L. Scott
Senior Vice President and Acting
Chief Financial Officer

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